Exhibit 99.1

Centex Corporation 2728 N. Harwood Dallas, Texas 75201-1516 P.O. Box 199000 Dallas, Texas 75219-9000
news release

For additional information, please contact:
Matthew G. Moyer – Vice President, Investor Relations
Eric S. Bruner – Director, Public Relations
214.981.5000

Centex Reports Third-Quarter Results

DALLAS, Feb. 3, 2009 — Centex Corporation (NYSE: CTX) today reported financial results for its fiscal third quarter ended Dec. 31, 2008.

Highlights of the quarter ended Dec. 31, 2008 (compared to last year’s third quarter):
●	Loss from continuing operations of $5.34 per diluted share
●	Generated positive cash flow from homebuilding operations
●	Dec. 31 cash balance of $1.47 billion, up from $62 million
●	Reduced homebuilding SG&A expenses by 56% or $142 million
●	Reduced owned lot position by 32% to 59,163 lots

“Although the declining economy caused unprecedented buyer hesitancy early in the quarter, we successfully adjusted to the difficult sales environment and made progress on key initiatives,” said Timothy R. Eller, chairman and CEO of Centex Corp.  “We ended the quarter with a strong cash position of $1.47 billion and anticipate generating positive operating cash flow in the fourth quarter and for fiscal year 2010.  Also, we continued to move with urgency to reduce our cost structure, accelerating overhead reductions and further reducing land-related spending.”

Corporate Results
Fiscal third-quarter revenues were $872 million, 53% lower than the same quarter last year.  The loss from continuing operations for the third quarter was $664 million, or a loss of $5.34 per diluted share, narrower than last year’s third quarter loss of $976 million, or $7.95 per diluted share.  Included in the fiscal third-quarter loss from continuing operations are $590 million of impairments and land-related charges, including the Company’s share of joint venture impairments, compared to $554 million of impairments and other land-related charges in last year’s third quarter.  The fiscal third quarter’s corporate general and administrative expenses were $40.7 million this year, up from $37.9 million in last year’s third quarter, reflecting the centralizing and streamlining of certain support functions.

“I am pleased that combined corporate and homebuilding SG&A was down 48% from last year’s third quarter.  We are accelerating our overhead and headcount adjustments to align with the current sales environment.  Overhead costs will continue to come down,” Mr. Eller said.

Home Building
Fiscal third quarter revenues were $843 million, 53% lower than the same quarter last year, as a result of a 49% decrease in closings to 3,405 homes and a 10% decrease in average sales price to $241,244.  Home building reported an operating loss of $595 million for the quarter, narrower than last year’s third-quarter loss of $625 million.  The operating loss includes $590 million of impairments and write-offs.

Housing operating losses (housing revenues less housing cost of sales and SG&A) were $2 million this quarter, compared to losses of $32 million in the previous year’s third quarter, reflective of a 110 bps improvement in housing gross margin and a 50 bps reduction in SG&A costs as a percentage of housing revenues.

Financial Services
Financial Services reported an operating loss of $14 million this quarter, narrowed from a loss of $60 million in last year’s third quarter.  Included in this quarter’s loss is a $7 million net increase in loan loss reserves.

Other
During the fiscal third quarter, the Company increased its valuation allowance related to its deferred tax assets by $239 million in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  The increase in the valuation allowance is reflected as a charge to income tax expense and a reduction of the Company’s deferred tax asset.  At the end of the quarter, the balance of the Company’s deferred tax asset was $50 million, net of the valuation allowance of $1.18 billion.

Non-GAAP Financial Measures
Explanations of non-GAAP financial measures used in this press release and the accompanying attachments, and reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures, are given in the applicable attachments.

Centex senior management will host a conference call to discuss the third quarter financial results at 10 a.m. EST (9 a.m. CST) on Wednesday, Feb. 4.  The live webcast may be accessed on the Investor Relations section of the Centex web site at http://ir.centex.com. A replay of the webcast and the presentation will be archived on the Investor Relations page under the “Presentations” link.

Forward-Looking Statements
Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify forward-looking statements by the fact that they relate only to anticipated or expected events, activities, trends or results, which are inherently subject to risks, uncertainties and other factors.  Actual results and outcomes may differ materially from what is expressed or forecast in such statements.  Forward-looking statements included in this press release are made as of its date.  We do not undertake any obligation to update or revise any forward-looking statement.

Important risks and other factors include, but are not limited to: (1) the effects of recent disruptions in the global credit and securities markets, which have adversely impacted the banking and mortgage finance industries, resulting in tightening of credit and reductions in liquidity; (2) recent adverse changes in national and regional economic and business conditions, including employment levels; (3) the effects of the current downturn in the homebuilding industry, including potential adverse market conditions and foreclosures that could result in reduced sales and closings and additional inventory or other impairments; (4) customer cancellations and consumer homebuyer sentiment; (5) competition; (6) price changes in raw materials or other components of our houses; (7) the availability of adequate sources of financing to continue to implement our business strategy; (8) our ability to generate cash from sales of assets and other sources that supplement our existing cash resources; and (9) the potential loss of tax benefits if we have an “ownership change” under IRC Section 382.  These and other risks and uncertainties are described in greater detail in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, and subsequent Quarterly Reports on Form 10-Q.

Note Attachments:
(1) Revenues and Earnings by Lines of Business
(2) Condensed Consolidated Balance Sheet
(3) Home Building Segment Data
(4) Supplemental Home Building Data (non-GAAP reconciliation)

###

Attachment 1

Centex Corporation and Subsidiaries
Revenues and Earnings by Lines of Business
(Dollars in thousands, except per share data)

	Quarter Ended December 31,				Nine Months Ended December 31,
	(unaudited)				(unaudited)
	2008	2007 (C)	Change		2008	2007 (C)	Change

Revenues
Home Building (A)	$843,156	$1,811,084	(53%	)	$2,845,451	$5,720,388	(50%	)
Financial Services	29,032	62.203	(53%	)	157,864	240,869	34%	)
Total	$872,188	$1,873,287	(53%	)	$3,003,315	$5,961,257	(50%	)

Operating Earnings (Loss)
Home Building (A)	$(595,046)	$(625,265)			$(840,913)	$(1,749,737)
Financial Services	(14,329)	(60,484)			(52,420)	(99,597)
Other	6,953	1,445			19,346	24,493
Total Operating Earnings (Loss)	(602,422)	(684,304)			(873,987)	(1,824,841)

Corporate General and Administrative Expenses	(40,683)	(37,850)			(152,757)	(117,371)
Interest Expense	(17,758)	—			(28,911)	—

Loss from Continuing Operations Before Income Taxes	(660,863)	(722,154)			(1,055,655)	(1,942,212)

Income Tax (Provision) Benefit (B)	(3,043)	(253,897)			21,017	189,319

Loss from Continuing Operations	(663,906)	(976,051)			(1,034,638)	(1,752,893)

Earnings from Discontinued Operations, net	—	863			48,643	5,913

Net Loss	$(663,906)	$(975,188)			$(985,995)	$(1,746,980)

Earnings (Loss) Per Share - Basic and Diluted
Continuing Operations	$(5.34)	$(7.95)			$(8.32)	$(14.35)
Discontinued Operations	—	0.01			0.39	0.05
Earnings (Loss) Per Share - Basic and Diluted	$(5.34)	$(7.94)			$(7.93)	$(14.30)

Average Shares Outstanding - Basic and Diluted	124,360,192	122,787,414			124,290,248	122,188,922

(A)	See Attachment 3 for detailed home building segment revenues and earnings.
(B)	Includes increases in the valuation allowance related to the deferred tax assets of $239,303, $500,000, $354,124, and $500,000, respectively.
(C)	Prior periods have been conformed to the current year presentation.

INTEREST ANALYSIS
		Quarter Ended December 31,		Nine Months Ended December 31,
		(unaudited)		(unaudited)
		2008	2007	2008	2007

Total Interest Incurred		$55,814	$68,206	$170,404	$226,643
Less	- Interest Capitalized	(35,710)	(56,999)	(131,301)	(178,369)
	- Financial Services' Interest Expense	(2,346)	(11,207)	(10,192)	(48,274)
Interest Expense, net		$17,758	$—	$28,911	$—

Capitalized Interest Charged to Home Building's Costs and Expenses		$67,032	$69,854	$119,799	$209,618

Attachment 2

Centex Corporation and Subsidiaries
Condensed Consolidated Balance Sheet
(Dollars in millions)
(unaudited)

BALANCE SHEET
	December 31,	March 31,
	2008	2008
Assets
Cash -
Unrestricted	$1,472	$587
Restricted	47	51
Receivables -
Residential Mortgage Loans Held for Sale, net	270	516
Other Receivables	224	824
Inventories -
Direct Construction	1,269	1,746
Land Under Development	2,051	2,883
Land Held for Development and Sale	490	558
Land Held Under Option Agreements not Owned	115	148
Other	19	27
Investments	140	207
Property and Equipment, net	40	78
Goodwill	10	52
Deferred Tax Asset, Net of Valuation Allowance of $1,184 and $830	50	191
Deferred Charges and Other Assets	122	172
Assets of Discontinued Operations	—	97
	$6,319	$8,137

Liabilities and Stockholders' Equity
Accounts Payable and Accrued Liabilities	$1,681	$2,064
Senior Notes and Other	3,104	3,325
Financial Services Debt Secured by Mortgage Loans	158	337
Liabilities of Discontinued Operations	—	34
Minority Interests	61	78
Stockholders' Equity	1,315	2,299
	$6,319	$8,137

Attachment 3

Centex Corporation and Subsidiaries
Home Building Segment Data (A)
(Dollars in thousands, except per unit data)
(Unaudited)

	Revenues				Closings (Units)				Average Housing Revenue per Unit
	2008	2007	Change		2008	2007	Change		2008	2007	Change

Quarter Ended December 31,
East	$339,570	$561,826	(40%	)	1,155	1,929	(40%	)	$280,011	$285,114	(2%	)
Central	261,684	452,258	(42%	)	1,476	2,491	(41%	)	176,392	180,447	(2%	)
West	240,966	763,002	(68%	)	774	2,148	(64%	)	307,066	354,202	(13%	)
Other homebuilding	936	33,998	(97%	)	—	89	(100%	)	—	311,101	(100%	)
Total Home Building	$843,156	$1,811,084	(53%	)	3,405	6,657	(49%	)	$241,244	$268,588	(10%	)

	Sales (Orders) (Units)				Sales (Orders) Backlog (Units)				Sales (Orders) Backlog
	2008	2007	Change		2008	2007	Change		2008	2007	Change

Quarter Ended December 31,
East	375	1,550	(76%	)	2,021	2,378	(15%	)	$621,985	$709,982	(12%	)
Central	508	2,074	(76%	)	1,648	3,365	(51%	)	289,836	605,526	(52%	)
West	197	1,854	(89%	)	959	2,728	(65%	)	307,690	937,874	(67%	)
Other homebuilding	—	59	(100%	)	—	42	(100%	)	—	13,510	(100%	)
Total Home Building	1,080	5,537	(80%	)	4,628	8,513	(46%	)	$1,219,511	$2,266,892	(46%	)

	Operating Earnings (Loss)				Impairments & Write-offs (B)
	2008	2007			2008	2007
Quarter Ended December 31,
East	$(285,977)	$(177,125)			$218,978	$168,761
Central	(61,757)	(37,032)			55,520	37,819
West	(262,173)	(377,589)			244,542	293,706
Other homebuilding	14,861	(33,519)			—	29,029
Total Home Building	$(595,046)	$(625,265)			519,040	529,315

		Share of Joint Venture Impairments			70,551	24,850
		Total Impairments			$589,591	$554,165

	Lots Owned (Units)				Lots Controlled (Units)
	2008	2007			2008	2007

Quarter Ended December 31,
East	30,192	38,209			4,805	13,790
Central	16,450	24,163			3,760	9,402
West	11,197	21,584			928	7,869
Other homebuilding	1,324	3,645			—	—
Total Home Building	59,163	87,601			9,493	31,061

(A)	Prior periods have been conformed to the current year presentation.
(B)	Impairments and write-offs by segment include land-related impairments and write-offs and goodwill impairments.

Attachment 3 (Continued)
Centex Corporation and Subsidiaries
Home Building Segment Data (A)
(Dollars in thousands, except per unit data)
(Unaudited)

	Revenues				Closings (Units)				Average Housing Revenue per Unit
	2008	2007	Change		2008	2007	Change		2008	2007	Change

Nine Months Ended December 31,
East	$958,646	$1,856,359	(48%	)	3,361	6,121	(45%	)	$276,843	$296,072	(6%	)
Central	855,672	1,423,409	(40%	)	4,640	7,672	(40%	)	182,311	183,919	(1%	)
West	1,013,637	2,307,220	(56%	)	3,104	5,993	(48%	)	323,821	382,944	(15%	)
Other homebuilding	17,496	133,400	(87%	)	36	316	(89%	)	332,861	343,237	(3%	)
Total Home Building	$2,845,451	$5,720,388	(50%	)	11,141	20,102	(45%	)	$250,742	$279,909	(10%	)

	Operating Earnings (Loss)				Impairments & Write-offs (B)				Sales (Orders) (Units)
	2008	2007			2008	2007			2008	2007	Change

Nine Months Ended December 31,
East	$(419,241)	$(310,088)			$289,208	$324,213			2,934	5,222	(44%	)
Central	(97,709)	(64,781)			85,406	94,494			3,333	7,048	(53%	)
West	(334,566)	(1,196,135)			288,315	1,050,432			1,723	5,548	(69%	)
Other homebuilding	10,603	(178,733)			7,163	172,165			33	146	(77%	)
Total Home Building	$(840,913)	$(1,749,737)			670,092	1,641,304			8,023	17,964	(55%	)

		Share of Joint Venture Impairments			102,232	88,512
		Total Impairments			$772,324	$1,729,816

(A)	Prior periods have been conformed to the current year presentation.
(B)	Impairments and write-offs by segment include land-related impairments and write-offs and goodwill impairments.

Attachment 4

Centex Corporation and Subsidiaries
Supplemental Home Building Data
(Dollars in thousands, except per unit data)
(unaudited)

RECONCILIATION OF HOUSING/HOME BUILDING OPERATING EARNINGS

	Quarter Ended December 31,						Nine Months Ended December 31,
	2008			2007			2008			2007

HOME BUILDING

Revenues - Housing	$821,437	100.0%		$1,787,990	100.0%		$2,793,516	100.0%		$5,626,727	100.0%
Cost of Sales - Housing	(710,136)	(86.4%	)	(1,564,552)	(87.5%	)	(2,419,218)	(86.6%	)	(4,787,106)	(85.1%	)
Gross Margin - Housing	111,301	13.6%		223,438	12.5%		374,298	13.4%		839,621	14.9%

Selling, General & Administrative (A)	(113,005)	(13.8%	)	(254,952)	(14.3%	)	(428,076)	(15.3%	)	(850,211)	(15.1%	)

Housing Operating (Loss) Earnings (B)	(1,704)	(0.2%	)	(31,514)	(1.8%	)	(53,778)	(1.9%	)	(10,590)	(0.2%	)

Revenues - Land Sales & Other	21,719			23,094			51,935			93,661
Cost of Sales - Land Sales & Other	(507,236)			(556,320)			(705,019)			(1,659,126)
Gross Margin - Land Sales & Other	(485,517)			(533,226)			(653,084)			(1,565,465)

Goodwill Impairment	(38,101)			—			(38,101)			(61,322)

Losses from Unconsolidated Entities and Other (C)	(69,724)			(60,525)			(95,950)			(112,360)

Operating Loss	$(595,046)	(70.6%	)	$(625,265)	(34.5%	)	$(840,913)	(29.6%	)	$(1,749,737)	(30.6%	)

Average Neighborhoods	499			644			529			659
% Change	(22.5% )			(7.9% )			(19.7% )			(3.9% )

(A)	Selling, General & Administrative expenses above are those associated with field operations.
(B)	Housing Operating Earnings is defined as housing revenues less housing cost of sales less selling, general & administrative expenses. Housing Operating Margin is defined as housing operating earnings divided by total housing revenues.
(C)	Includes losses from unconsolidated entites of $74,396, $63,140, $107,595 and $125,333, respectively.

IMPAIRMENTS AND WRITE-OFFS
	Quarter Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Impairment Charges	$467,074	$502,949	$594,079	$1,492,428
Write-offs of Land Deposits and Pre-Acquisition Costs	13,865	26,366	37,912	87,554
Goodwill Impairment	38,101	—	38,101	61,322
Subtotal	519,040	529,315	670,092	1,641,304
Share of Joint Venture Impairments	70,551	24,850	102,232	88,512

Total Impairments and Write-offs	$589,591	$554,165	$772,324	$1,729,816